FINOVA CAPITAL CORPORATION
                              115 WEST CENTURY ROAD
                            PARAMUS, NEW JERSEY 07652


                                  July 29, 1997


Air Methods Corporation
7301 South Peoria Street
Englewood, Colorado  80112


         Re:  Air Methods Corporation/FINOVA Capital Corporation


Dear Sirs:

     Air Methods Corporation (the "Borrower") has requested that FINOVA Capital Corporation ("Lender") make a loan to the Borrower in the amount of $4,464,611.02 (the "Loan") for the purposes of financing a portion of the purchase price in connection with the acquisition of 100% of the outstanding capital stock of Mercy Air Service, Inc. ("MASI") and substantially all of the assets of Helicopter Service, Inc.

     The Lender will not advance the proceeds of the Loan to the Borrower unless the conditions precedent set forth in Section 5 of the Secured Loan Agreement dated as of July 31, 1997 between MASI and the Lender have been (or simultaneously with the funding contemplated hereunder will be) either fulfilled by MASI and the Borrower or explicitly waived by the Lender (the "Conditions Precedent").

     The Borrower shall deliver a written request to the Lender (the "Drawdown Notice") at least two (2) business days prior to the date on which the Borrower desires the Lender to advance the proceeds of the Loan to Borrower. The request shall contain:

     (a) the date on which the Loan is to be advanced to the Borrower by the Lender (the "Closing Date") (which day shall be a day on which banks and financial institutions in New Jersey and New York are open for business);

     (b)  the amount of the Loan; and

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July 29, 1997
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     (c)  the accounts to which the proceeds of the Loan are to be made available.

     If the Borrower delivers the Drawdown Notice to the Lender and the Lender does not advance the proceeds of the Loan to the Borrower due to the failure of the Borrower to satisfy the Conditions Precedent, the Borrower shall indemnify and hold harmless the Lender against any and all costs, losses, expenses, damages, penalties or fees incurred by the Lender as a result of the Loan not being advanced to the Borrower.

     Please execute this letter if you are in agreement with the terms set forth herein.

                                            FINOVA CAPITAL CORPORATION



                                            By:  /s/ Pamela Marchant
                                               --------------------------------
                                            Name:    Pamela Marchant
                                            Title:   Vice President


AGREED AND ACCEPTED:

AIR METHODS CORPORATION


By:  /s/ Aaron D. Todd
   ---------------------------------
Name:    Aaron D. Todd
Title:   CFO